UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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RMG NETWORKS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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RMG NETWORKS HOLDING CORPORATION

15301 Dallas Parkway

Suite 500

Addison, Texas 75001

April [___], 2016

To the Stockholders of RMG Networks Holding Corporation (the “Company”):

You are cordially invited to attend the annual meeting of stockholders of the Company to be held at 10:00 a.m. Central Time, on Tuesday, June 21, 2016, at our corporate headquarters, located at 15301 Dallas Parkway, Suite 125, Addison, Texas 75001.

Information regarding each of the matters to be voted on at the annual meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Board of Directors recommends that you vote “for” all of the proposals to be presented at the meeting.

Whether or not you plan to attend the annual meeting, we urge you to use our Internet voting system or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting through our Internet voting system or by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted. We thank you for your continued support of the Company and look forward to seeing you at the annual meeting.

Very truly yours,

Robert Michelson

Chief Executive Officer

RMG NETWORKS HOLDING CORPORATION

15301 Dallas Parkway

Suite 500

Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2016

The Annual Meeting of Stockholders of RMG Networks Holding Corporation, a Delaware corporation (the “Company”), will be held at 10:00 a.m. Central Time, on Tuesday, June 21, 2016, at our corporate headquarters, located at 15301 Dallas Parkway, Suite 125, Addison, Texas 75001, for the following purposes:

1.

To elect two (2) Class I directors each to serve for a three-year term expiring at the 2019 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal;

2.

To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse stock split of our Common Stock at a reverse stock split ratio ranging from one-for-two to one-for-five, with the decision to implement one or none of these reverse split amendments and abandon the other reverse split amendments to be made by our board of directors within six months after the date of the annual meeting;

3.

To conduct a non-binding advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”);

4.

To recommend, by non-binding advisory vote, the frequency (every one, two or, three years) of future stockholder advisory votes on the compensation of the Company’s named executive officers;

5.

To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

6.

To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

7.

To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on April 27, 2016 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to use our Internet voting system or to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously used our Internet voting system or returned a proxy.

By order of the Board of Directors,

Robert Michelson

Chief Executive Officer

Addison, Texas

[_______] [__], 2016

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 21, 2016: The proxy statement and annual report to security holders are available at www.rmgnetworks.com.

RMG NETWORKS HOLDING CORPORATION

15301 Dallas Parkway

Suite 500

Addison, Texas 75001

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you furnish me this Proxy Statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of RMG Networks Holding Corporation, a Delaware corporation (the “Company,” “we,” us,” or “our”), for use at the annual meeting of the Company’s stockholders to be held at 10:00 a.m. Central Time, on Tuesday, June 21, 2016, at our corporate headquarters, located at 15301 Dallas Parkway, Suite 125, Addison, Texas 75001, and at any adjournments or postponements of the annual meeting. This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card using the postage-prepaid envelope provided. The approximate date on which this proxy statement and the enclosed proxy card will be sent to the Company’s stockholders is [_____], 2016.

What proposals will be addressed at the annual meeting?

Stockholders will be asked to consider the following proposals at the annual meeting:

1.

To elect two (2) Class I directors each to serve for a three-year term expiring at the 2019 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal;

2.

To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse stock split of our Common Stock at a reverse stock split ratio ranging from one-for-two to one-for-five, with the decision to implement one or none of these reverse split amendments and abandon the other reverse split amendments to be made by our board of directors within six months after the date of the annual meeting;

3.

To conduct a non-binding advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”);

4.

To recommend, by non-binding advisory vote, the frequency (every one, two, or three years) of future stockholder advisory votes on the compensation of the Company’s named executive officers;

5.

To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

6.

To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

7.

To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

The Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote as set forth in the following pages of this proxy statement with respect to each Proposal.

Who may vote on these proposals?

Stockholders who owned shares of the Company’s voting stock as of the close of business on Wednesday, April 27, 2016 (the “Record Date”) are entitled to vote at the annual meeting on all matters properly brought before the annual meeting.

As of the Record Date, the Company had 36,882,041 issued and outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”), entitled to vote at the annual meeting.

How many votes do I have?

Each share of Common Stock is entitled to one vote on each matter that comes before the annual meeting.

Why would the annual meeting be adjourned or postponed?

The Board intends to adjourn and postpone the annual meeting if, as of June 20, 2016, the number of shares of voting stock present at the annual meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the proposals described in this proxy statement to be submitted to stockholders for consideration.

What constitutes a quorum?

To conduct business at the Company’s annual meeting, a majority of the voting power of the issued and outstanding shares of Common Stock must be present in person or represented by proxy. This is known as a “quorum.” Abstentions and broker non-votes (described below) will count toward establishing a quorum.

How do I vote by proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting or to vote in person.

If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares on that proposal as recommended by the Board of Directors as follows:

1.

FOR the election of the two (2) Class I directors nominees identified below to the Board of Directors;

2.

FOR the approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse stock split of our Common Stock at a reverse stock split ratio ranging from one-for-two to one-for-five, with the decision to implement one or none of these reverse split amendments and abandon the other reverse split amendments to be made by our board of directors within six months after the date of the annual meeting;

3.

FOR approval of the compensation of the Company’s named executive officers;

4.

FOR the proposal designating three (3) years as the frequency of future Say-on-Pay Votes;

5.

FOR the ratification of the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

6.

FOR the Board authorization to adjourn and postpone the annual meeting to a later date or dates if there is no quorum or there are insufficient votes to approve of the proposals; and

7.

In the proxy’s discretion with respect to any other business which is properly brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

As of the date of this proxy statement, we are not aware of any matters other than those set forth in Proposals 1 through 6 that will be brought before the annual meeting.

How do I vote in person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive.

What if my shares are held in street name?

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank, or other nominee that must be followed in order for your broker, bank, or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the enclosed postage-prepaid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. This is called a “broker non-vote.” Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the adoption of, or amendments to, certificates of incorporation or employee stock purchase plans, or advisory proposals on executive compensation. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of the two (2) Class I directors, the approval of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse stock split, the advisory proposal on executive compensation or the frequency of future Say-on-Pay Votes unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.

If you hold shares through a broker, bank, or other nominee and wish to be able to vote in person at the meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee and present it to the inspector of election with your ballot at the meeting.

May I revoke my proxy?

If you give a proxy, then you may revoke it at any time before it is exercised, as follows:

1.

You may send in another proxy bearing a later date;

2.

You may notify the Company in writing (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) at the Company’s principal executive and administrative offices before the annual meeting that you are revoking your proxy; or

3.

You may vote in person at the annual meeting.

What vote is required to approve each proposal?

Proposal 1:  Election of two (2) Class I director nominees to the Board of Directors.

Class I directors are elected by a plurality of all votes cast by holders of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote on the election of directors. A nominee who receives a plurality means that he has received more votes than any other nominee for the same director’s seat. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

Proposal 2:  Amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split.

The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split, as described in Proposal 2, requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock. Abstentions with respect to Proposal 2 will be treated as shares that are present or represented at the Meeting, but will not be counted in favor of Proposal 2. Accordingly, an abstention with respect to Proposal 2 will have the same effect as a vote “AGAINST” Proposal 2. Brokers do not have discretionary authority to vote on the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split without instruction from the beneficial owner. Therefore, broker non-votes with respect to Proposal 2 will have the same effect as a vote “AGAINST” Proposal 2.

Proposal 3:  Approval, by non-binding advisory vote, of the compensation paid to the Company’s named executive officers.

The approval of the advisory Say-on-Pay Vote, as described in Proposal 3, requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against approval, but a broker non-vote will have no impact on the outcome of the vote on Proposal 3.

Proposal 4:  Recommendation, by non-binding advisory vote, regarding the frequency of future Say-on-Pay Votes.

The recommendation, by advisory vote, regarding the frequency with which future Say-on-Pay Votes should be presented to stockholders for consideration, as described in Proposal 4, will be determined based on the option (every one year, two years, or three years) that receives the highest number of all votes cast at the annual meeting. Abstentions and broker non-votes will have no impact on the outcome of the vote on Proposal 4.

Proposal 5:  Ratification of the independent registered public accounting firm.

The ratification of the appointment of the Company’s independent registered public accounting firm, as described in Proposal 5, requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against the ratification, but a broker non-vote will have no impact on the outcome of the vote on Proposal 2. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on Proposal 2.

Proposal 6:  Adjournment of the annual meeting.

The approval of a resolution authorizing the Board of Directors to adjourn and postpone the annual meeting, as described in Proposal 6, requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against adjournment, but a broker non-vote will have no impact on the outcome of the vote on Proposal 6.

Are there any dissenters’ rights of appraisal?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Company’s Amended and Restated Certificate of Incorporation or the Company’s Bylaws provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder’s shares.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Where are the Company’s principal executive and administrative offices?

The principal executive and administrative offices of the Company are located at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001 and the telephone number is (800) 827-9666.

How can I obtain additional information about the Company?

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”), which contains audited consolidated financial statements for the year ended December 31, 2015, is being sent to all stockholders along with this proxy statement. Additional copies of the Form 10-K will be furnished, without charge, to stockholders upon written request. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate fee. Stockholders may notify the Company of their requests by writing or calling the Company at its principal executive and administrative offices at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001, Attention: Corporate Secretary, telephone number (800) 827-9666.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that it file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, the Company’s Exchange Act filings may be inspected and copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549, on official business days during its hours of operation. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of March 15, 2016 by:

•

each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock;

•

each of our executive officers;

•

each of our directors; and

•

all of our executive officers and directors as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 36,882,041 shares of Common Stock outstanding as of March 15, 2016.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of March 15, 2016, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Except as indicated in the footnotes to this table, the address for each beneficial owner is c/o RMG Networks Holding Corporation, 15301 Dallas Parkway, Suite 500, Addison, Texas 75001.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate percentage of outstanding Shares
Donald R. Wilson, Jr.(1)	14,893,497	37.8%
Gregory H. Sachs(2)	11,271,072	28.0%
PAR Investment Partners, L.P.(3)	2,995,293	8.1%
Robert Michelson(4)	395,668	1.1%
Alan Swimmer	255,700	*
Loren Buck(5)	163,000	*
Jeffrey Hayzlett	10,680	*
Marvin Shrear	5,000	*
Jonathan Trutter	5,000	*
Jana Bell	2,500	*
All directors and executive officers as a group (eight individuals)	12,108,620	29.8%

*	Less than 1%.
(1)

Based on an amendment to Schedule 13D filed on May 22, 2015 by 2012 DOOH Investments, LLC (“DOOH Investments”), DOOH Investment Manager LLC (“DOOH Manager”), DRW Holdings, LLC (“DRW Holdings”), DRW Commodities, LLC (“DRW Commodities”), Donald R. Wilson, Jr. (“Wilson”) and Children’s Trust C/U the Donald R. Wilson 2009 GRAT #1. Consists of (i) 8,666,666 shares held by Children’s Trust C/U the Donald R. Wilson 2009 GRAT #1, (ii) 2,354,450 shares held by DRW Commodities, (iii) 1,339,048 shares held by DOOH Investments, and (iv) 2,533,333 shares which DOOH has the right to acquire upon the exercise of warrants that are currently exercisable. Each of Wilson, DOOH Manager and DOOH Investments may be deemed to have sole voting and sole dispositive power with respect to the 1,339,048 shares of Common Stock held by DOOH Investments and the 2,533,333 shares of Common Stock issuable upon exercise of warrants. In addition, Wilson is the sole manager of DRW Commodities and DRW Holdings, which owns 100% of the outstanding equity of DRW Commodities, and, as such, each of Wilson, DRW Holdings and DRW Commodities may be deemed to have sole voting and sole dispositive power with respect to the 2,354,450 shares of Common Stock held by DRW Commodities. The Children’s Trust has sole voting and sole dispositive power with regard to the 8,666,666 shares of Common Stock beneficially owned by the Children’s Trust. The business address of Mr. Wilson is 540 W. Madison Street, Suite 2500, Chicago, Illinois 60661.

(2)

Consists of (i) 7,333,333 shares held by White Knight Capital Management LLC, an affiliate of Mr. Sachs, (ii) 437,456 shares held by a revocable trust (the “Revocable Trust”), (iii) 116,950 shares held by a family trust (the “Family Trust”), (iv) 2,533,333 shares issuable upon the exercise of warrants that are currently exercisable (of which 2,133,333 such warrants are held by the Revocable Trust and 400,000 such warrants are held by the Family Trust) and (v) 850,000 shares which Mr. Sachs has the right to acquire upon the exercise of options exercisable within 60 days of March 15, 2016. Mr. Sachs is the trustee and beneficiary of the Revocable Trust and the children of Mr. Sachs are the beneficiaries under the Family Trust. Mr. Sachs disclaims beneficial ownership of any securities of the Company over which he does not have a pecuniary interest.

(3)

Based on an amendment to Schedule 13G filed on February 16, 2016 on behalf of (i) PAR Investment Partners, L.P. (“PAR Investment Partners”), a Delaware limited partnership, (ii) PAR Group, L.P. (“PAR Group”), a Delaware limited partnership and (iii) PAR Capital Management, Inc. (“PAR Capital Management”), a Delaware corporation. The sole general partner of PAR Investment Partners is PAR Group. The sole general partner of PAR Group is PAR Capital Management. All shares listed in this footnote 3 are held by PAR Investment Partners. Each of PAR Group and PAR Capital Management may be deemed to be the beneficial owner of all shares held directly by PAR Investment Partners. The business address of each of PAR Investment Partners, PAR Group and PAR Capital Management is One International Place, Suite 2401, Boston, Massachusetts 02110.

(4)	Includes 291,668 shares which Mr. Michelson has the right to acquire upon the exercise of options exercisable within 60 days of March 15, 2016.
(5)	Includes 100,000 shares which Mr. Buck has the right to acquire upon the exercise of options exercisable within 60 days of May 15, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, management believes that all of these reports were filed in a timely manner during 2015.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

Set forth below are descriptions of the backgrounds of the directors and director nominees of the Company, their principal occupations for the past five years, and the specific experience, qualifications and other attributes and skills that led the Board to determine that such persons should serve on the Board of Directors.

Nominees for Director Standing for Election

Gregory H. Sachs, 50, served as our Chairman, Chief Executive Officer, and President from inception until the consummation of our acquisition of Reach Media Group Holdings in April 2013, at which time he became our Executive Chairman. Since 2008, he has been Chairman and Chief Executive Officer of Sachs Capital Group LP. From 1993 to 2008 he was Chairman and Chief Executive Officer of Deerfield Capital Management which he founded and oversaw its growth from a fixed income hedge fund with $15 million in assets under management to a global diversified alternative fixed income investment manager with approximately $15 billion in assets under management. While at Deerfield, Mr. Sachs oversaw the management of Deerfield Capital Corp, a publicly traded (NYSE/NASDAQ: DFR) specialty finance company that invested in various credit related asset classes. Deerfield Capital Corp. had gross assets in excess of $8 billion at the time Mr. Sachs sold his interest in Deerfield. Prior to founding Deerfield, Mr. Sachs was Vice President and Trading Manager for Harris Trust and Savings Bank’s Global Fixed Income Trading Division. Mr. Sachs is an Adjunct Professor at USC Marshall School of Business in Los Angeles where he teaches a course on building an Alternative Asset Management business to second year Graduate Students in the Lloyd Greif Center for Entrepreneurial Studies. Mr. Sachs also serves on the Board of Trustees of Chicago’s Shedd Aquarium, is Vice-Chairman of the Federal Enforcement Homeland Security Foundation and is a board member of the Ann & Robert H. Lurie Children’s Hospital of Chicago Foundation.  He is a former board member of the Triarc Companies (NYSE: TRY) from 2004 to 2007, Deerfield Capital Corp. (NYSE/NASDQ: DFR) from 2005 to 2007 and the Futures Industry Association. Mr. Sachs also has extensive experience investing in public and private companies for his own account. Mr. Sachs graduated from the University of Wisconsin at Madison in 1988 with both an M.S. degree in Quantitative Analysis and Finance and a B.B.A. degree in Actuarial Science and Quantitative Analysis.

The Board believes that Mr. Sachs’ substantial experience in growing businesses and his prior public company experience provide him with the appropriate attributes to serve on the Board and enable him to make valuable contributions to the Board and to the Company.

Jonathan Trutter, 58, has been a member of our Board since April 2013. Mr. Trutter previously served as the Chief Executive Officer of the Deerfield Capital Corp. (NYSE/NASDAQ: DFR) from its founding in December 2004 until April 2011 and the Chief Executive Officer and Chief Investment Officer of Deerfield Capital Management LLC, an indirect wholly-owned subsidiary of Deerfield Capital Corp., from 2007 to 2011. Upon the merger of CIFC Corp. and Deerfield Capital Corp. in 2011, Mr. Trutter became Vice Chairman of the board of CIFC Corp. Mr. Trutter left the board of CIFC Corp. in May 2012. From 1989 to 2000 Mr. Trutter was a Managing Director of Scudder Kemper Investments, and served as a member of the firm’s Fixed Income Management Committee. Mr. Trutter received a B.A. from the University of Southern California and M.M. from the J.L. Kellogg Graduate School of Management at Northwestern University. He is a Certified Public Accountant.

The Board believes that Mr. Trutter’s experience from serving as Chief Executive Officer of Deerfield Capital Corp. and from other senior executive roles he has held over the last 20 years qualifies him to serve on the Board and enable him to make valuable contributions to the Board and to the Company.

Continuing Directors with Terms Expiring in 2017

Alan Swimmer, 56, has been a member of our Board of Directors since April 2013. Currently, he is a private investor focusing on both public and non-public types of investments. He has served as Managing Director of Environmental Financial Products, a derivatives research and new product development firm. Previously, he served as President of Prescient Ridge Management (“PRM”), a commodity trading advisor. Prior to PRM Mr. Swimmer spent over 26 years in the futures and options industry, building and running futures commission merchant businesses including from 2002 to 2008 as head of U.S. futures at Bear Stearns and then as head of North American futures sales at JP Morgan following its purchase of Bear Stearns. Prior to Bear Stearns, Mr. Swimmer was with Citigroup from 1990-2002 and was head of its Chicago futures office. Mr. Swimmer received a B.A. in psychology from Washington University in St. Louis, where he is currently Vice Chair of the Alumni Board of Governors. Mr. Swimmer has been on the Board of Directors of the Minneapolis Grain Exchange since 2008.

The Board believes that Mr. Swimmer’s experience in various senior executive roles over the last 20 years and on the Board of Directors of the Minneapolis Grain Exchange qualifies him to serve on the Board.

Marvin Shrear, 72, has been a member of our Board of Directors since April 2011. Mr. Shrear was a Senior Managing Director at Deerfield Capital Management (a financial services company) from 1993 until his retirement in 2008 where he also served as Chief Financial Officer. Prior to joining Deerfield, Mr. Shrear was a partner in the Chicago office of Arthur Andersen & Co., Chief Financial Officer at GNP Commodities, Inc., and Vice President Finance for FCT Group, Inc. GNP and FCT were registered futures commission merchants. Mr. Shrear received a B.S.C. in Accountancy from DePaul University in 1965 and a J.D. from Stanford University in 1968. He is licensed as a Certified Public Accountant and an attorney.

The Board believes that Mr. Shrear’s senior-level management and a financial services industry experience qualifies him to serve on the Board.

Continuing Directors with Terms Expiring in 2018

Robert Michelson, 60, has served as our Chief Executive Officer and President and a member of our Board since July 2014. Prior to joining us, Mr. Michelson served as President of Share Rocket, Inc., a company that provides social media ratings globally, from April 2014 to July 2014. From January 2009 to December 2012, Mr. Michelson was an operating partner with Sterling Partners, a private equity firm, overseeing portfolio companies in the technology services, business services, and education sectors. Prior to joining Sterling Partners, Mr. Michelson served as Chief Executive Officer of Goliath Solutions, a technology and marketing services company providing data and data analytics to Fortune 500 companies, and as a Division President of IXL, a digital technology solutions and consulting services company. Prior to that, Mr. Michelson held a number of sales, marketing and senior roles with technology and services companies and began his career with IBM as a systems engineer and marketing representative in 1978. Mr. Michelson received a B.S. degree in Marketing and Finance from Indiana University and sits on the boards of several education-focused non-profit companies.

The Board believes that Mr. Michelson’s experience from serving in senior executive roles within the technology and services industries qualifies him to serve on the Board.

Jeffrey Hayzlett, 55, has been a member of our Board of Directors since April 2013. Mr. Hayzlett is the Chief Executive Officer of The Hayzlett Group, a provider of strategic business consulting services he founded in May 2010, and of TallGrass Public Relations, a public relations firm he founded in July 2010. From May 2006 to May 2010, Mr. Hayzlett served as Chief Marketing Officer at Eastman Kodak Company. Prior to that, he founded a private business development and public relations firm specializing in the technology and visual communications industries, and held senior management positions in strategic business development and marketing at several companies, including Cenveo, Webprint and Colorbus, Inc. He has also served in staff positions in the United States Senate and House of Representatives. Mr. Hayzlett serves on the boards of several private companies, including itracks and Vdopia and the board of publicly traded LiveWorld, Inc. (LVWD).

The Board believes that Mr. Hayzlett’s extensive sales and marketing-related experience and executive experience qualifies him to serve on the Board.

EXECUTIVE OFFICERS

All of our executive officers are listed in the following table, and certain information concerning those officers follows the table:

Name	Age	Title
Gregory H. Sachs	50	Executive Chairman
Robert Michelson	60	President, Chief Executive Officer and Director
Jana Bell	52	Executive Vice President and Chief Financial Officer
Loren Buck*	37	Executive Vice President and Chief Operating Officer

*   On March 10, 2016, we announced that Mr. Buck will be stepping down as an officer and employee of the Company at the end of the first quarter of 2016.

The biographical information with respect to Mr. Sachs and Mr. Michelson included above under the caption “Information about Directors and Director Nominees” is incorporated herein by reference.

Jana Bell was appointed as our Executive Vice President and Chief Financial Officer in April 2015. Prior to joining the Company, Ms. Bell served as Chief Financial Officer of EF Johnson Technologies, Inc., a provider of secure communications solutions, from March 2005 to April 2015. Prior to that, Ms. Bell served as President and Chief Executive Officer of Simple Products Inc., an early stage developer of innovative handset and network technologies for the disposable wireless market, from January 2003 until February 2005. She served as Chief Executive Officer, President, and a director of @TRACK Communications, Inc., a provider of integrated wireless voice, data, and location technologies from September 1998 until September 2002. From June 1998 until September 1998, she served as Executive Vice President and Chief Financial Officer of @TRACK. From March 1992 to June 1998, she was employed in a variety of capacities by AT&T Wireless Services and by its predecessors, LIN Broadcasting and McCaw Cellular Communications, Inc. including Vice President and Chief Financial Officer of the Southwest Region. Ms. Bell practiced public accounting for Ernst & Young LLP, last serving as an audit manager, and is a Certified Public Accountant. She holds a BBA in Accounting from Texas A&M University.

Loren Buck has served as our Chief Operating Officer since July 2014. Prior to that, Mr. Buck served as our Executive Vice President of Strategy and Business Operations since April 2013. Prior to joining us, he served as the Director of Finance and Special Projects and an investment professional at Sachs Capital Group from November 2010 until April 2013. From August 2008 until September 2010, Mr. Buck was an investment banker in the Mergers & Acquisitions and Midwest Investment Banking groups at UBS Investment Bank, where his responsibilities included advising public and private clients on mergers and acquisitions and corporate finance transactions globally. Prior to UBS, Mr. Buck was a Director at MMA Realty Capital and MMA Financial where he was responsible for corporate finance oversight of a commercial lending and investment management business unit in addition to commercial lending origination, portfolio management, and capital raising activities. Mr. Buck holds a Bachelor of Science in Economics degree from the Wharton School at the University of Pennsylvania and a Master of Business Administration degree from the Kellogg School of Management at Northwestern University. He is also a CFA Charterholder. Mr. Buck will be stepping down as an officer and employee of the Company at the end of the first quarter of 2016.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

The roles of Executive Chairman and Chief Executive Officer are currently held by separate persons. Gregory H. Sachs serves as our Executive Chairman and Robert Michelson serves as our Chief Executive Officer (and serves on our Board of Directors). Generally, the Executive Chairman is responsible for assisting in long-term strategic planning, overseeing and advising the Chief Executive Officer and presiding over meetings of the Board, and the Chief Executive Officer is responsible for leading our day-to-day performance. While we do not have a policy with respect to the separation of the roles of Executive Chairman and Chief Executive Officer, the Board believes that the existing leadership structure, with the separation of these roles, provides several important advantages, including: enhancing the accountability of the Chief Executive Officer to the Board, assisting the Board in reaching consensus on particular strategies and policies, and facilitating robust director, Board, and executive officer evaluation processes.

Our Board, as part of its overall responsibility to oversee the management of our business, considers risks generally when reviewing our strategic plan, financial results, business development activities, legal, and regulatory matters. The Board satisfies this responsibility through regular reports directly from our officers responsible for oversight of particular risks. The Board’s risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. The Board’s role in risk oversight has no effect on the Board’s leadership structure. In addition, committees of the Board assist in its risk oversight responsibility, including:

•

The Audit Committee assists the Board in its oversight of the integrity of the financial reporting and our compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities, and meets privately with representatives from our independent registered public accounting firm.

•

The Compensation Committee assists the Board in its oversight of risk relating to compensation policies and practices. The Compensation Committee annually reviews our compensation policies, programs, and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company.

•

The Nominating and Corporate Governance Committee, in addition to recommending individuals to be designated as nominees to the Board, develops and recommends to the Board our corporate governance guidelines.

Classes of Directors

Our Board of Directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Mr. Sachs and Mr. Trutter are the Class I directors  If elected to the Board at the annual meeting on June 21, 2016, Mr. Sachs and Mr. Trutter will serve for a three-year term expiring at the 2019 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal. Mr. Shrear and Mr. Swimmer are the Class II directors, whose terms of office will continue until the annual meeting of stockholders in 2017 and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Mr. Michelson and Mr. Hayzlett are the Class III directors, whose terms of office will continue until the annual meeting of stockholders in 2018 and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

The following chart summarizes the classification of our Board of Directors and our committee structure:

Name	Class	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Jeffrey Hayzlett	III			X		X	*
Robert Michelson	III
Gregory H. Sachs	I
Marvin Shrear	II	X				X
Alan Swimmer	II	X		X	*
Jonathan Trutter	I	X	*	X		X

*  Chairman of applicable committee.

During 2015, the Board held seven meetings. We do not have a formal policy regarding Board members’ attendance at annual meetings of stockholders though we encourage Board members to attend.

Independence of Directors

As a result of our securities being listed on the NASDAQ Stock Market, we adhere to the rules of that exchange in determining whether a director is independent. The NASDAQ Stock Market requires that a majority of the Board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of such company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Mr. Shrear, Mr. Swimmer, Mr. Trutter and Mr. Hayzlett are independent directors.

Audit Committee

Our Audit Committee consists of Mr. Shrear, Mr. Swimmer and Mr. Trutter. Each is an independent director and, as required by the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service, has not participated in the preparation of our financial statements at any time during the past three years and is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we must certify to NASDAQ that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our Board has determined that Mr. Trutter satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the investor relations section of the Company’s website, www.rmgnetworks.com. During 2015, the Audit Committee met five times.

The Audit Committee’s duties include, among other things:

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reviewing and discussing with management and the independent registered public accountant our annual and quarterly financial statements;

•

discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent auditor;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all transactions between us and related persons;

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inquiring and discussing with management our compliance with applicable laws and regulations and our code of ethics;

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pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies.

Compensation Committee

Our Compensation Committee consists of Mr. Hayzlett, Mr. Swimmer and Mr. Trutter. Each is a non-employee director who is independent in accordance with the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. Among other functions, the Compensation Committee oversees the compensation of our chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof. The Compensation Committee operates under a written charter adopted by the Board. During 2015, the Compensation Committee met two times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Hayzlett, Mr. Shrear and Mr. Trutter, each of whom is an independent director in accordance with the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. The principal duties and responsibilities of our Nominating and Corporate Governance Committee are to identify qualified individuals to become Board members, recommend to the Board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the Board our corporate governance guidelines. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. During 2015, the Nominating and Corporate Governance Committee did not meet.

Director Nominees

Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. Our Nominating and Corporate Governance Committee will consider persons identified by our stockholders, management, investment bankers and others, though no formal policy exists for doing so. In general, the committee believes that persons to be nominated should be actively engaged in business, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business, be willing to devote significant time to the oversight duties of the Board of Directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. Our Nominating and Corporate Governance Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that it believes can best implement our business plan, perpetuate our business and represent stockholder interests. Our Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. Our Nominating and Corporate Governance Committee will not distinguish among nominees recommended by stockholders and other persons.

Specifically, the guidelines for selecting nominees provide that our Nominating and Corporate Governance Committee expects to consider and evaluate candidates based on, among other factors, the following criteria:

•

independence under the rules of the NASDAQ Stock Market;

•

accomplishments and reputations, both personal and professional;

•

relevant experience and expertise;

•

knowledge of our Company and issues affecting our Company;

•

moral and ethical character; and

•

ability to commit the required time necessary to discharge the duties of Board membership.

Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Secretary as described in “Submission of Stockholder Proposals for the 2016 Annual Meeting of Stockholders” in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the number of shares of Common Stock that are beneficially owned by such stockholder and that are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the number of shares of Common Stock that are beneficially owned by such person.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our executive officers, directors, and employees, its subsidiaries and its controlled affiliates in accordance with applicable federal securities laws. We have also adopted corporate governance guidelines which address, among other things, director qualifications, responsibilities and compensation, director access to officers, employees and advisors, and determinations regarding executive officer compensation. The copy of the code of conduct and ethics and our corporate governance guidelines are both available on the Investor Relations section of our website, www.rmgnetworks.com.

Communicating with the Board

Our stockholders and other interested parties may send written communications directly to the Board of Directors or to specified individual directors, including the Executive Chairman or any non-management directors, by sending such communications to our corporate headquarters. Such communications will be reviewed by our legal counsel and, depending on the content, will be:

•

forwarded to the addressees or distributed at the next scheduled Board meeting;

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if they relate to financial or accounting matters, forwarded to the Audit Committee or distributed at the next scheduled Audit Committee meeting;

•

if they relate to executive officer compensation matters, forwarded to the Compensation Committee or discussed at the next scheduled Compensation Committee meeting;

•

if they relate to the recommendation of the nomination of an individual, forwarded to the nominating and corporate governance committee or discussed at the next scheduled Nominating and Corporate Governance Committee meeting; or

•

if they relate to our operations, forwarded to the appropriate officers of our Company, and the response or other handling of such communications reported to the Board of Directors at the next scheduled Board meeting.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 8, 2015, the Audit Committee engaged Whitley Penn LLP (“Whitley Penn”) as the Company’s new independent registered public accounting firm, effective immediately. Also on that date, the Audit Committee approved the replacement of Baker Tilly Virchow Krause, LLP (“Baker Tilly”), our independent auditors for the fiscal years ended December 31, 2014 and 2013. The dismissal of Baker Tilly and appointment of Whitley Penn was a result of a competitive bidding process involving several accounting firms.

The audit reports of Baker Tilly on the consolidated financial statements of the Company as of December 31, 2014 and 2013 and for the year ended December 31, 2014; for the period from April 20, 2013 through December 31, 2013 and the period from February 1, 2013 through April 19, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2014; for the period from April 20, 2013 through December 31, 2013 and the period from February 1, 2013 through April 19, 2013 and the subsequent interim period through July 8, 2015, the date of Baker Tilly’s dismissal, there were no: (i) disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreement in connection with its report or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal control procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited balance sheet at December 31, 2015, and the statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2015, and have discussed them with management. The Audit Committee also reviewed with the Company’s independent registered public accounting firm for such period the results of their audit. The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect. This discussion included, among other things, a review with the independent registered public accounting firm of the quality of the Company’s accounting principles, significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures related to critical accounting policies used by the Company. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with the Company’s independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures and the letter from the Company’s independent registered public accounting firm required by the Public Company

Accounting Oversight Board Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence”, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by the Company’s independent registered public accounting firm with that firm’s independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted by the Audit Committee,

Marvin Shrear

Alan Swimmer

Jonathan Trutter

AUDIT FEES AND SERVICES

The aggregate fees billed to our Company by Baker Tilly amd Whitley Penn for the fiscal years ended December 31, 2014 and December 31, 2015 are as follows:

	2014	2015
Audit Fees(1)	$348,500	$233,278
Tax Fees(2)	$127,930	$168,885
All Other Fees(3)	$2,500	$-
Total	$405,930	$402,163

(1)

Audit Fees consist of fees incurred for the audits of our annual consolidated financial statements and employee retirement plan, for the review of our unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year and for fees incurred related to other SEC filings.

(2)

Tax Fees consist of fees incurred for tax compliance, planning and advisory services and due diligence in connection with planned acquisitions.

(3)

All Other Fees consist of products and services provided, other than the products and services described in the other rows of the foregoing table.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officer Compensation

The following provides an overview of our compensation policies and programs and identifies the elements of compensation for 2015 with respect to our “named executive officers,” which term is defined by Item 402 of the SEC’s Regulation S-K to include (i) all individuals serving as our principal executive officer at any time during 2015, (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2015 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company at December 31, 2015. Our named executive officers for 2015 were Robert Michelson, who serves as our Chief Executive Officer; Loren Buck, who served as our Chief Operating Officer in 2015; and Jana Bell, who has served as our Chief Financial Officer since April 2015. On March 10, 2016, we announced that Mr. Buck will be stepping down as an officer and employee of the Company at the end of the first quarter of 2016. On December 22, 2014, Mr. Sachs notified the Company that, effective immediately, he would (i) defer receipt of the salary payable to him pursuant to the Executive Employment Agreement, dated August 13, 2013, between Mr. Sachs and the Company, which deferred salary will accrue until the Company’s cash position improves and (ii) not seek reimbursement from the Company for Mr. Sachs’ use of a private jet for Company-related travel purposes until further notice. Effective as of February 29, 2016, Mr. Sachs has waived his right to receive any deferred salary accrued through that date, and has further waived his right to receive any base salary for the period commending on that date and ending at such time as the Compensation Committee shall determine. As a result, Mr. Sachs is not a named executive officer for 2015.

Our compensation committee determines, or recommends to the full board of directors for determination, the salaries and other compensation of our executive officers (including the named executive officers listed in the Summary Compensation Table below) and makes grants under, and administers, our equity compensation plan. The compensation committee did not engage or consult with any compensation consultants or advisors during the year ended December 31, 2015.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, summarized below.

Robert Michelson

In connection with his appointment as interim President and Chief Executive Officer, Mr. Michelson entered into an employment agreement (the “Michelson Employment Agreement”) with SCG Financial Merger I Corp. (“SCG Intermediate”), a wholly-owned subsidiary of the Company, effective as of July 22, 2014. Mr. Michelson provides his services as President and Chief Executive Officer of the Company through the Michelson Employment Agreement with SCG Intermediate. The Michelson Employment Agreement provides for a term of two and a half years, subject to extension by mutual agreement of the parties. Pursuant to the Michelson Employment Agreement, Mr. Michelson will also serve as a member of the Board of Directors of the Company and its subsidiaries. Under the Michelson Employment Agreement, Mr. Michelson is entitled to receive an annual salary of $350,000 per year, subject to annual increases at the discretion of the Board of Directors. Mr. Michelson is also entitled to a quarterly bonus of up to $100,000, subject to the achievement of performance criteria established by the Board after the Board’s consultation with Mr. Michelson.

Pursuant to the Michelson Employment Agreement, in connection with the commencement of his employment, Mr. Michelson is received receive a stock option to purchase 500,000 shares of the Company’s common stock under the Company’s 2013 Equity Incentive Plan (the “Plan”). The option vests as to 16.67% of the shares subject thereto at the end of the sixth calendar month following the grant date, and as to one thirty-sixth of the shares subject thereto at the end of each calendar month thereafter. In addition, Mr. Michelson will be entitled to receive up to two additional stock option grants to purchase 100,000 shares of common stock each, if the average closing price of the Company’s common stock exceeds $6.00 or $10.00, respectively for a period of 20 consecutive business days, in each case subject to a three year vesting schedule commencing on the grant date. All stock options granted pursuant to the Michelson Employment Agreement will have an exercise price equal to the fair market value of the Company’s common stock on the grant date.

The Michelson Employment Agreement will automatically terminate upon Mr. Michelson’s death and will be terminable at the option of SCG Intermediate for “cause” or if Mr. Michelson becomes “disabled” (each as defined in the Michelson Employment Agreement). If SCG Intermediate terminates the Michelson Employment Agreement without “cause” or Mr. Michelson is deemed to have been “constructively terminated” (as defined in the Michelson Employment Agreement), SCG Intermediate will be obligated to pay to Mr. Michelson all accrued but unpaid salary and benefits and will be required to continue to pay Mr. Michelson’s base salary until (1) if the termination occurs within the first six months of the term of the Michelson Employment Agreement, the six month anniversary of his termination date, or (2) if the termination occurs after the first six months of the term of the Michelson Employment Agreement, the later of the end of the term of Mr. Michelson’s employment or the twelve month anniversary of his termination date. The payment of any severance benefits under the Michelson Employment Agreement will be subject to Mr. Michelson’s execution of a release of all claims against SCG Intermediate and its affiliates on or before the 21st day following his separation from service.

The Michelson Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Michelson Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Michelson Employment Agreement and for one year thereafter.

On December 11, 2014, the board of directors of the Company appointed Mr. Michelson to serve as President and Chief Executive Officer, removing the “interim” designation.

Gregory H. Sachs

On August 13, 2013, we entered into an employment agreement with Gregory H. Sachs, our Executive Chairman, pursuant to which Mr. Sachs holds the office of Executive Chairman and serves on our board of directors. Pursuant to the employment agreement, Mr. Sachs agreed to serve as Executive Chairman for a five year term commencing on August 13, 2013, subject to extension by mutual agreement of us and Mr. Sachs. Mr. Sachs is permitted to engage in other activities during the term of the employment agreement, so long as such activities do not violate the non-competition covenants contained in the employment agreement. Under the employment agreement, Mr. Sachs is entitled to receive a minimum annual salary of $250,000 per year. In addition to reimbursement for routine business and travel expenses, Mr. Sachs is also entitled to reimbursement for (i) use of a private aircraft for travel that is primarily for a purpose related to Mr. Sachs’ duties under the employment agreement and (ii) 50% of the rent for office space leased by Mr. Sachs, including monthly rent (the full amount of which is currently $9,921) and build-out expenses in the total amount of $62,000.

The employment agreement will automatically terminate upon Mr. Sachs’ death and will be terminable at our option for “cause” or if Mr. Sachs becomes “disabled” (each as defined in the employment agreement). If we terminate the employment agreement without “cause” or Mr. Sachs is deemed to have been “constructively terminated” (as defined in the employment agreement), we will be obligated to pay to Mr. Sachs all accrued but unpaid salary and benefits and will be required to continue to pay Mr. Sachs’ base salary until the later of the end of the five-year term of the agreement or the twelve month anniversary of his termination date. In addition, we will be required to make a lump sum payment to Mr. Sachs equal to the lesser of (i) 2% of the enterprise value of the Company at the end of the calendar month preceding the date of termination and (ii) $5,000,000, and all unvested equity awards (if any) granted to Mr. Sachs prior to the date of his termination will become fully vested as of the termination date. The payment of any severance benefits under the employment agreement will be subject to Mr. Sachs’ execution of a release of all claims against us on or before the 21st day following his separation from service.

On December 22, 2014, Mr. Sachs notified the Company that, effective immediately, he would (i) defer receipt of the salary payable to him pursuant to his employment agreement, and that such deferred salary would accrue until the Company’s cash position improves and (ii) not seek reimbursement from the Company for Mr. Sachs’ use of a private jet for Company-related travel purposes until further notice.

Effective as of February 29, 2016, Mr. Sachs has waived his right to receive any deferred salary accrued through that date, and has further waived his right to receive any base salary for the period commending on that date and ending at such time as the Compensation Committee shall determine.

Jana Bell

In connection with her appointment as Executive Vice President, Chief Financial Officer, Jana Bell entered into an employment agreement with RMG Enterprise Solutions, Inc. (“RMG Intermediate”), a wholly-owned subsidiary of the Company, effective as of April 27, 2015 (the “Bell Employment Agreement”). Ms. Bell provides her services as Executive Vice President and Chief Financial Officer of the Company through the Employment Agreement with RMG Enterprise. Ms. Bell is an “at-will” employee of the Company. Under the Bell Employment Agreement, Ms. Bell is entitled to receive an annual salary of $285,000 per year, subject to annual increases at the discretion of the Board of Directors. Ms. Bell is also entitled to an annual bonus, beginning with fiscal year 2015, of up to $142,500, subject to the achievement of EBITDA performance criteria.

Pursuant to the Bell Employment Agreement, Ms. Bell is entitled to receive a stock option to purchase 120,000 shares of the Company’s common stock under the Plan. Such option has not been granted as of the date of this proxy statement.

The Bell Employment Agreement will automatically terminate upon Ms. Bell’s death and will be terminable at the option of RMG Intermediate for “cause” or if Ms. Bell becomes “disabled” (each as defined in the Bell Employment Agreement). If RMG Intermediate terminates the Bell Employment Agreement without “cause” or Ms. Bell is deemed to have been “constructively terminated” (as defined in the Bell Employment Agreement), the Company will be obligated to pay to Ms. Bell all accrued but unpaid salary and benefits and will be required to continue to pay Ms. Bell’s base salary until the six month anniversary of her termination date. The payment of any severance benefits under the Bell Employment Agreement will be subject to Ms. Bell’s execution of a release of all claims against the Company and its affiliates on or before the 21st day following his separation from service.

The Bell Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Bell Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Bell Employment Agreement and for one year thereafter.

Except as described above, we are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Loren Buck

On July 22, 2014, the Board promoted Loren Buck from Executive Vice President of Strategy and Business Operations to Chief Operating Officer of the Company. Mr. Buck had a pre-existing employment agreement (the “Buck Employment Agreement”) with SCG Intermediate, effective as of June 3, 2013. Mr. Buck provides his services as Chief Operating Officer of the Company through the Buck Employment Agreement with SCG Intermediate. Mr. Buck is an “at will” employee of the Company. Under the Buck Employment Agreement, Mr. Buck is entitled to receive an annual salary of $275,000 per year, subject to annual increases at the discretion of the Board of Directors. Mr. Buck is also entitled to an annual bonus of up to $120,000, subject to the achievement of EBITDA performance criteria.

Pursuant to the Buck Employment Agreement, in connection with the commencement of his employment, Mr. Buck received a stock option to purchase 100,000 shares of the Company’s common stock under the Company’s equity-based compensation plan. The option vested as to 1/3rd of the shares subject thereto at the 1st year anniversary of the Vesting Base Date (April 8, 2013), and 1/3rd on the 2nd and 3rd year anniversary of the Vesting Base Date thereafter. All stock options granted pursuant to the Buck Employment Agreement will have an exercise price equal to the fair market value of the Company’s common stock on the grant date.

The Buck Employment Agreement will automatically terminate upon Mr. Buck’s death and will be terminable at the option of SCG Intermediate for “cause” or if Mr. Buck becomes “disabled” (each as defined in the Buck Employment Agreement). If SCG Intermediate terminates the Buck Employment Agreement without “cause” or Mr. Buck is deemed to have been “constructively terminated” (as defined in the Buck Employment Agreement), SCG Intermediate will be obligated to pay to Mr. Buck all accrued but unpaid salary and benefits and will be required to continue to pay Mr. Buck’s base salary until the six month anniversary of his termination date. The payment of any severance benefits under the Buck Employment Agreement will be subject to Mr. Buck’s execution of a release of all claims against SCG Intermediate and its affiliates on or before the 21st day following his separation from service.

The Buck Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Buck Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Buck Employment Agreement and, subject to certain exceptions, for six months thereafter.

On March 10, 2016, we announced that Mr. Buck will be stepping down as an officer and employee of the Company at the end of the first quarter of 2016.

Summary Compensation Table

The following table sets forth the total compensation earned by each of our named executive officers in 2014 and 2015.

					Non-Equity
Name and				Option	Incentive Plan	All Other
Principal Positions	Year	Salary	Bonus	Awards(1)	Compensation	Compensation (2)	Total
		($)	($)	($)	($)	($)	($)

Robert Michelson	2015	354,164	100,000	-	-	147,473(3)	601,637
Chief Executive Officer	2014	157,090	100,000	590,000	-	65,633(3)	912,723

Loren Buck	2015	275,691	-	-	-	-	275,691
Chief Operating Officer(4)	2014	275,206	100,000	-	-	-	375,206

Jana Bell	2015	195,624	50,000	-	-	-	245,624
Chief Financial Officer(5)

(1)

Amounts represent the full grant date fair value of option awards granted to our named executive officers during 2014 and 2015 calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the accounting expense that we will recognize over the vesting term for these awards and do not correspond to the actual value that will be realized by the executives, if any.

(2)

“All Other Compensation” consists of the following categories of potential compensation: “personal” legal fees, the incremental cost of each executive’s personal use of corporate aircraft, automobiles and properties, personal financial planning, cash flexible prerequisite payments, temporary housing, club memberships, excess liability insurance, health insurance requirements, security services, tax reimbursement payments, plan relocation, make whole payments, above-market interest, matching contributions, executive life insurance, other plan relocation and amounts accrued in connection with resignation, retirement, or termination. To the extent an executive officer received any such compensation, an explanatory footnote is provided in this table.

(3)

Consists of Company-paid airfare, car and apartment expenses for Robert Michelson for travel between Chicago, Illinois and Dallas, Texas, pursuant to the terms of his employment agreement.

(4)

On March 10, 2016, we announced that Mr. Buck will be stepping down as an officer and employee of the Company at the end of the first quarter of 2016.

(5)

Ms. Bell was appointed Executive Vice President and Chief Financial Officer on April 27, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options for each of our named executive officers that were outstanding as of December 31, 2015. None of our named executive officers held unvested restricted stock awards as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date
Robert Michelson	236,112(1)	263,888(1)	$2.45	July 22, 2024
Loren Buck	66,666(2)	33,334(2)	$8.10	April 8, 2023

(1)

Such option vests 1/6th commencing January 31, 2015, thereafter 1/36th of the option at the end of each calendar month following January 31, 2015.

(2)

Such option vests in three equal annual installments, commencing on April 8, 2014.

Director Compensation

Our board of directors adopted a compensation plan for non-employee directors of the board, effective in 2013. Pursuant to the director compensation plan, our non-employee directors are entitled to be paid $25,000 annually, and the director serving as the chair of the audit committee is entitled to be paid an additional $25,000 annually, in each case paid in quarterly installments. In addition, each non-employee director is entitled to be granted 5,000 shares of our common stock annually. We have not granted any shares of our common stock to our non-employee directors since 2014, and effective as of February 29, 2016, each of our non-employee directors has waived his right to receive any ungranted stock-based awards owed through that date, and has further waived his right to receive any stock for the period commending on that date and ending at such time as the Compensation Committee shall determine. We also reimburse directors for reasonable travel and other expenses in connection with attending meetings of the board.

The following table provides compensation information for our non-employee directors for 2015.

Name	Fees Earned or Paid in Cash	Fees Earned or Paid in Stock	Total
Marvin Shrear	$25,000	-	$25,000
Jonathan Trutter	$50,000	-	$50,000
Alan Swimmer	$25,000	-	$25,000
Jeffrey Hayzlett	$25,000	-	$25,000

Compensation Committee Interlocks and Insider Participation

Jeffrey Hayzlett, Alan Swimmer, and Jonathan Trutter served on the Compensation Committee in 2015. No member of the committee has served as one of our officers or employees at any time. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Securities Authorized for Issuance under Equity Compensation Plans

The Plan is our only equity-based compensation plan. The following table sets forth information as of December 31, 2015 concerning the Plan, which was approved by stockholders.

Plan Category	No. of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price per Share of Outstanding Options	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plan approved by security holders	1,795,600	$6.55	584,400

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee has the responsibility to review and approve all related party transactions, as contemplated by Item 404 of the SEC’s Regulation S-K, to prevent potential conflicts of interest and to ensure that related party transactions are disclosed in the reports that the Company files with the SEC as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the Company’s average total assets at year end for the last two completed fiscal years, and in which any director, director nominee or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

The following paragraphs discuss related party transactions that occurred during 2015 and/or that are contemplated during 2016 (other than compensation paid or awarded to the Company’s directors, director nominees executive officers that is required to be discussed, or is exempt from discussion, in the sections of this proxy statement entitled “Compensation of Executive Officers” and “Compensation of Directors”).

On March 26, 2015, we issued and sold an aggregate of approximately 250,000 shares of newly-designated Series A Convertible Preferred Stock to certain accredited investors (collectively, the “Investors”), including certain of our executive officers and directors (or affiliated entities), at a price per share of $100.00, pursuant to a Purchase Agreement dated March 25, 2015 (the “Financing”). As part of the Financing, $15 million of the shares of Series A Preferred Stock were issued and sold to White Knight Capital Management LLC, an entity affiliated with Gregory H. Sachs, the Company’s Executive Chairman, and (ii) Children’s Trust C/U the Donald R. Wilson GRAT #1, an entity related to Donald R. Wilson, a significant stockholder of ours (together, the “Lenders”), in consideration for the satisfaction and discharge, on a dollar-for-dollar basis, of all principal amounts owed to the Lenders under the Credit Agreement, dated April 19, 2013 (as subsequently amended, the “Senior Credit Agreement”), to which the Company and certain of its subsidiaries had been party. In addition, simultaneously with the closing of the Financing, the Company paid all accrued interest and any other amounts due from the Company to the Lenders under the Senior Credit Agreement. As a result, all amounts due under the Senior Credit Agreement were paid in full and the Senior Credit Agreement was terminated.

The shares of Series A Preferred Stock had the rights and preferences set forth in the Certificate of Designation of Series A Convertible Preferred Stock filed by the Company on March 25, 2015 (the “Certificate of Designation”). Pursuant to the Certificate of Designation, each share of Series A Preferred Stock automatically converted into 100 shares of the Company’s common stock on such date on which the stockholders of the Company approved a proposal (the “Proposal”) to permit the issuance of shares of common stock upon the conversion of the Series A Preferred Stock (the “Stockholder Approval”). The Stockholder Approval was obtained at a special meeting of the Company’s stockholders held on May 13, 2015, and the shares of Series A Preferred Stock converted into 24,999,999 shares of our Common Stock on that date.

In connection with the Financing, on March 25, 2015 the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company agreed to prepare and file with the SEC within 30 days following the closing of the Financing a registration statement on Form S-3, covering the resale of the shares of Common Stock issued upon conversion of the Series A Preferred Stock (the “Registrable Securities”), and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act, as soon as practicable. If (1) the registration statement was not filed within 30 days after the closing, (2) the registration statement was not declared effective by the earlier of (A) five business days after the SEC shall have informed the Company that it will not review the registration statement or that it has no further comments on the registration statement or (B) within 90 days after the closing, (3) the registration statement ceases for any reason to be effective at any time before the Registrable Securities have not been resold for more than 20 consecutive days or a total of 45 days in any 12 month period, or (4) the Company fails to keep public information available or to otherwise comply with certain obligations such that the Investors are unable to resell the Registrable Securities pursuant to the provisions of Rule 144 promulgated under the Securities Act, then the Company shall be obligated to pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the purchase price paid by such Investor for the Shares purchased under the Purchase Agreement per month until the applicable event giving rise to such payments is cured. The registration statement was filed by the Company on April 23, 2015, and was declared effective on May 7, 2015. The Company is obligated to file additional registration statements under certain circumstances, and to pay liquidated damages, equivalent to those applicable to the initial registration statement, if certain conditions applicable to any such additional registration statement are not satisfied.

In connection with the Financing, each of Gregory H. Sachs, DOOH, DRW Commodities, LLC and PAR Investment Partners, L.P., which collectively (together with certain affiliated entities) beneficially owned, in the aggregate, approximately 45% of our outstanding common stock, entered into a support agreement pursuant to which each agreed to vote in favor of the Proposal. In addition, each of the Lenders entered into a lock-up agreement, pursuant to which each agreed, subject to certain exceptions and conditions, not to sell, offer, pledge or otherwise dispose of any shares of our common stock or securities convertible into or exchangeable for shares of our common stock for a period of 180 days from the effective date of the first registration statement filed pursuant to the Registration Rights Agreement.

The Company is party to an agreement with a company owned by Jeffrey Hayzlett, a member of the Board, pursuant to which the Company pays that entity $10,000 a month for public relations services.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Amended and Restated Certificate of Incorporation provides that the number of our directors, other than those who may be elected by the holders of one or more series of our preferred stock, shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at six, and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Gregory H. Sachs and Jonathan Trutter are our Class I directors, which is the class of directors with a term expiring at the 2016 annual meeting, and Messrs. Sachs and Trutter have been nominated by our Board of Directors for re-election at the annual meeting for a three-year term expiring in 2019. Alan Swimmer and Marvin Shrear are our Class II directors, which is the class of directors with a term expiring in 2017. Robert Michelson and Jeffrey Hayzlett are our Class III directors, which is the class of directors with a term expiring in 2018.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. Messrs. Sachs and Trutter currently are Class I directors of our Company. In the event that either individual is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that either of the nominees will be unable or will decline to serve as a director.

Vote Required

The two (2) nominees for election as Class I directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our Class I directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.

Board Recommendation

The Board of Directors recommends a vote “for” the nominees named herein.

PROPOSAL 2

APPROVAL OF REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

Our Board has approved and declared advisable a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of our common stock at a reverse stock split ratio ranging from one-for-two to one-for-five. Assuming that our stockholders approve this Proposal 2, the Board intends to implement not more than one reverse split in this range, as described below.

Assuming that our stockholders approve this Proposal 2 and the Board implements one reverse stock split within the range described above, such reverse stock split will reduce the number of outstanding shares of our common stock. The decision to implement one or none of these reverse split amendments and abandon the other reverse split amendments will be made by the Board within six months following the annual meeting. Our Board has recommended that these proposed reverse stock split amendments be presented to our stockholders for approval. Our Board strongly believes that a reverse stock split is necessary to maintain our listing on the NASDAQ Stock Market, as described below. Our Board also believes that a reverse stock split may improve the liquidity of our common stock.

Accordingly, our stockholders are being asked to approve these proposed reverse stock split amendments and to permit the Board to abandon one or more or all of these proposed reverse stock split amendments without further action by our stockholders.

Should we receive the required stockholder approval for this Proposal 2, the Board will have the sole authority to elect, at any time within six months after the annual meeting, and without the need for any further action on the part of our stockholders: (1) whether to effect a reverse stock split amendment, and (2) if so, the number of whole shares of our common stock, between one-for-two and one-for-five, that will be combined and reclassified into one share of our common stock. Notwithstanding approval of this Proposal 2 by our stockholders, our Board may, in its sole discretion, abandon one or more or all of the proposed reverse stock split amendments prior to the effectiveness of any filing thereof with the Secretary of State of the State of Delaware, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If the Board does not implement a reverse stock split on or prior to the 2017 Annual Meeting, stockholder approval would again be required prior to implementing any reverse stock split.

In determining which reverse stock split amendment to implement, if any, following receipt of stockholder approval of this Proposal 2, the Board may consider, among other things, various factors, such as:

•

the historical trading price and trading volume of our common stock;

•

the then-prevailing trading price and trading volume of our common stock and the expected impact of the reverse stock split on the trading market for our common stock in the short- and long-term;

•

our ability to continue our listing on the NASDAQ Stock Market;

•

which reverse stock split amendment would result in the least administrative cost to us; and

•

prevailing general market and economic conditions.

The failure of our stockholders to approve this Proposal 2 could have serious adverse effects on us and our stockholders. We could be delisted from the NASDAQ Stock Market because shares of our common stock may continue to trade below the requisite $1.00 per share bid price needed to maintain our listing. If the NASDAQ Stock Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of our shares of Common Stock.

The Board has unanimously adopted and declared advisable each of the following amendments to Article Fourth of our Amended and Restated Certificate of Incorporation. Each of the separate amendments to our Amended and Restated Certificate approved by the Board of Directors and for which we are seeking your approval is set forth below. By approving this Proposal 2, our stockholders will: (a) approve the following series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between two and five will be combined and reclassified into one share of common stock; and (b) authorize the Board to abandon one or more of all of the alternative reverse stock split amendments to our Amended and Restated Certificate of Incorporation without further action by our stockholders.

(1)

“Upon this Certificate of Amendment of Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-half (1/2) of a share of Common Stock.  Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-half (1/2), rounded up to the next highest whole number.”

(2)

“Upon this Certificate of Amendment of Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-third (1/3rd) of a share of Common Stock.  Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-third (1/3rd), rounded up to the next highest whole number.”

(3)

“Upon this Certificate of Amendment of Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-fourth (1/4th) of a share of Common Stock.  Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-fourth (1/4th), rounded up to the next highest whole number.”

(4)

“Upon this Certificate of Amendment of Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-fifth (1/5th) of a share of Common Stock.  Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-fifth (1/5th), rounded up to the next highest whole number.”

If this Proposal 2 is approved by our stockholders, and following such stockholder approval, our Board determines that effecting a reverse stock split is in the best interests of the Company and its stockholders, the reverse stock split amendment chosen by our Board will become effective upon the filing of such reverse stock split amendment with the Secretary of State of the State of Delaware. The reverse stock split amendment filed thereby will contain the number of shares selected by our Board within the limits set forth in this Proposal 2 to be combined and reclassified into one share of our common stock.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder of the Company will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the common stock would remain unchanged at $0.001 per share

REASONS FOR THE REVERSE STOCK SPLIT

To maintain our listing on the NASDAQ Stock Market. By potentially increasing our stock price, a reverse stock split would reduce the risk that our common stock could be delisted from the NASDAQ Stock Market. To continue our listing on the NASDAQ Stock Market, we must comply with NASDAQ Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On August 25, 2015, we were notified by the NASDAQ Listing Qualifications Department that we do not comply with the $1.00 minimum bid price requirement as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180 calendar day period, ending on February 22, 2016, within which to regain compliance. We transferred the listing of our common stock from the NASDAQ

Global Market to the NASDAQ Capital Market, effective February 25, 2015. As a result of the transfer of the listing to the NASDAQ Capital Market, we were granted an additional 180 calendar day compliance period to regain compliance with the $1.00 minimum bid price requirement, meaning we have until August 22, 2016, to regain compliance. To regain compliance, our common stock must close at or above the $1.00 minimum bid price for at least 10 consecutive days or more at the discretion of NASDAQ. If we do not regain compliance by August 22, 2016, NASDAQ will provide written notice that our common stock will be subject to delisting from the NASDAQ Stock Market. In the event we receive such a notice, we may appeal the decision to a NASDAQ Listing Qualifications Panel. In the event of an appeal, our common stock would remain listed on the NASDAQ Stock Market pending a written decision by the Panel following a hearing. In the event that the NASDAQ Listing Qualifications Panel determines not to continue our listing and we are delisted from the NASDAQ Stock Market, our common stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

The Board has considered the potential harm to us and our stockholders should NASDAQ delist our common stock from The NASDAQ Stock Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

The Board believes that a reverse stock split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NASDAQ Stock Market by producing the immediate effect of increasing the bid price of our common stock.

To potentially improve the liquidity of our common stock. The Board also believes that the increased market price of the common stock expected as a result of implementing a reverse stock split could improve the liquidity of our common stock and encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock. A reverse stock split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

CERTAIN RISKS AND POTENTIAL DISADVANTAGES ASSOCIATED WITH THE REVERSE STOCK SPLIT

We cannot assure you that a reverse stock split will increase our stock price and have the desired effect of maintaining compliance with NASDAQ Marketplace Rules. The Board expects that a reverse stock split of our common stock will increase the market price of our common stock so that we may be able to regain and maintain compliance with the NASDAQ $1.00 minimum bid price requirement. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after a reverse stock split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe a reverse stock split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors. Even if we implement a reverse stock split, the market price of our common stock may decrease due to factors unrelated to the reverse stock split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If a reverse stock split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Even if the market price per post-reverse stock split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including NASDAQ requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

A reverse stock split may decrease the liquidity of our common stock and could result in higher transaction costs for some stockholders. The liquidity of our common stock may be harmed by the a reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split. In addition, if a reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a reverse stock split may not achieve the desired results of increasing marketability and liquidity of our common stock that have been described above.

The effective increase in the authorized number of shares of our common stock as a result of a reverse stock split could have an anti-takeover effect. The implementation of a reverse stock split and the resulting effective increase in the number of authorized shares of our common stock, could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal 2 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of the Company’s securities not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 2 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

EFFECTS OF A REVERSE STOCK SPLIT

After the effective date of a reverse stock split, each stockholder will own a reduced number of shares of common stock. However, a reverse stock split will affect all Company stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a reverse stock split (other than as a result of the treatment of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a reverse stock split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split.

The principal effects of the reverse stock split will be that:

•

depending on the reverse stock split amendment to our Amended and Restated Certificate of Incorporation selected by the Board, each two, three, four or five shares of our common stock owned by a stockholder will be combined and reclassified into one new share of our common stock;

•

no fractional shares of common stock will be issued in connection with the proposed reverse stock split; instead, to the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the reverse stock split, we will issue an additional share to such holder of fractional shares;

•

based upon the reverse stock split amendment selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding Company stock options and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options and warrants, and a proportional increase in the exercise price of all such stock options and warrants; and

•

the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the reverse stock split amendment selected by the Board.

The following table contains approximate information, based on share information as of March 15, 2016, relating to the common stock under the proposed reverse stock split ratios:

Status	Number of Shares of Common Stock Authorized	Approximate Number of Shares of Common Stock Issued and Outstanding	Approximate Number of Shares of Common Stock Reserved for Future Issuance(1)	Approximate Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	250,000,000	36,882,041	12,087,140	201,030,819
Post-Reverse Stock Split 1:2	250,000,000	18,441,020	6,043,570	225,515,410
Post-Reverse Stock Split 1:3	250,000,000	12,294,013	4,029,047	233,676,940
Post-Reverse Stock Split 1:4	250,000,000	9,220,510	3,021,785	237,757,705
Post-Reverse Stock Split 1:5	250,000,000	7,376,408	2,417,428	240,206,164

(1)

Reserved for future issuance pursuant to our outstanding warrants, stock options and shares available for future grant under the Plan.

In addition to the above effects, if a reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a reverse stock split may not achieve the desired results of increasing marketability and liquidity of our common stock that have been described above.

After the effective date of the reverse stock split, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. Our common stock would continue to be listed on The NASDAQ Stock Market under the symbol “RMGN,” although it is likely that NASDAQ would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

EFFECTIVE DATE

A reverse stock split will become effective at 5:01 p.m., Eastern time, on the date of filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which date we refer to in this Proposal 2 as the Effective Date. On the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined and reclassified, automatically and without any action on the part of the Company or its stockholders, into a lesser number of new shares of our common stock in accordance with the reverse stock split amendment chosen by our Board within the limits set forth in this Proposal 2.

RECORD AND BENEFICIAL STOCKHOLDERS

If this Proposal 2 is approved by our stockholders and the Board elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the reverse stock split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse stock split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 2 is approved by our stockholders and the Board elects to implement a reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the effective date of the reverse stock split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares in accordance with the procedures to be set forth in the letter of transmittal. No new post-reverse stock split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

ACCOUNTING CONSEQUENCES

The par value per share of common stock would remain unchanged at $0.001 per share after the implementation of a reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the actual reverse stock split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. A reverse stock split would be reflected retroactively in the Company’s financial statements. We do not anticipate that any other accounting consequences would arise as a result of a reverse stock split.

NO APPRAISAL RIGHTS

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed reverse stock split amendments to our Amended and Restated Certificate of Incorporation.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of a reverse stock split for our stockholders who are U.S. holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers, including banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares in connection with employment or other performance of services, broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities. The summary does not consider the effect of any applicable state, local or non-U.S. tax laws, any non-income tax laws (such as estate and gift tax laws), or the alternative minimum tax or Medicare contribution tax. This summary also assumes that the shares of common stock prior to the reverse stock split were, and the shares of common stock after the reverse stock split will be, held as “capital assets,” as defined in Section 1221 of the Code. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•

an individual citizen or resident of the United States;

•

a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•

an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Except for adjustments that may result from the treatment of fractional shares as described above, no gain or loss should be recognized by a stockholder who is a U.S. Holder upon such stockholder’s exchange of pre-reverse stock split shares for post- reverse stock split shares pursuant to a reverse stock split, and the aggregate adjusted basis of the post-reverse stock split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered.

No gain or loss will be recognized by us as a result of a reverse stock split.

Vote Required

To be approved, the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split requires the affirmative vote of the majority of the outstanding shares of our Common Stock.

Board Recommendation

The Board recommends that stockholders vote “for” the proposal to authorize the Board of Directors to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with legislation and rules adopted by the SEC, we are requesting our stockholders’ advisory approval of the compensation of our named executive officers, as disclosed in the “Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion set forth in this proxy statement. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” vote.

We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation and the philosophy, policies, and practices described in this proxy statement. For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules and regulations of the SEC, including the compensation tables and the narrative discussion, is hereby approved.”

Vote Required

The approval of the advisory vote on the compensation of our named executive officers requires the requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or by proxy, and entitled to vote thereon. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or abstain from voting. Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Compensation Committee and the Board will consider the outcome of the vote when making future compensation decisions.

Board Recommendation

The Board of Directors recommends a vote “for” the compensation of the named executive officers as disclosed in this proxy statement.

PROPOSAL 4

RECOMMENDATION (BY NON-BINDING ADVISORY VOTE)

ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

As discussed in Proposal 3, stockholders are being provided with the opportunity to approve, by advisory vote, the compensation of the Company’s named executive officers. This Proposal 4 affords stockholders the opportunity to recommend, by non-binding advisory vote, the frequency with which future Say-on-Pay Votes should be submitted to stockholders for consideration. Stockholders will be given the choice to recommend that future Say-on-Pay Votes be submitted for consideration every year, every two years or every three years.

We believe that stockholders should have the opportunity to express their views on the Company’s compensation program and policies for its named executive officers every three years. The Board and its Compensation Committee, which administers the executive compensation program, value the opinions expressed by stockholders pursuant to Say-on-Pay Votes and will consider the outcome of those votes in making its annual decisions on executive compensation.

Vote Required

The recommendation, by advisory vote, regarding frequency with which future Say-on-Pay Votes should be presented to stockholders for consideration will be determined based on the option (every one year, two years, or three years) that receives the highest number of all votes cast at the annual meeting. Because your vote on this Proposal 5 is advisory, it will not be binding on the Board. The Board may, however, take into account the outcome of the vote on this Proposal 5 when considering its policy on the frequency of future Say-on-Pay votes.

Board Recommendation

The Board recommends that stockholders vote to hold future Say-on-Pay Votes once every “three” years.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Whitley Penn LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2016. Our organizational documents do not require that our stockholders ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm. We are submitting the appointment of Whitley Penn LLP to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection, but may still retain Whitley Penn LLP. We anticipate that representatives of Whitley Penn LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Vote Required

The approval of the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Whitley Penn LLP, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board of Directors recommends a vote “for” the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL 6

BOARD AUTHORIZATION TO ADJOURN AND POSTPONE THE ANNUAL MEETING

If the number of shares of Common Stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon is insufficient to constitute a quorum or if shares of Common Stock voting in favor of one or more of the proposals is insufficient to take any of the actions described herein, then the Board intends to move to adjourn and postpone the annual meeting to a later date or dates, if necessary, to enable the Board to solicit additional proxies. In that event, we will ask the Company’s stockholders to vote only upon the adjournment and postponement of the annual meeting, as described in this Proposal 6, and not any of the other proposals.

In this proposal, stockholders will be asked to grant discretionary authority to the holder of any proxy solicited by the Board of Directors so that such holder can vote in favor of the proposal to adjourn and postpone the annual meeting to a later date or dates, if necessary, so that the Board can solicit additional proxies. If the stockholders approve this adjournment proposal, then we could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, we could adjourn the annual meeting without a vote and seek to convince the holders of those shares to change their votes in favor or such proposals.

Generally, if the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than the announcement at the annual meeting of the place, date and time to which the meeting is adjourned. However, the Company’s Bylaws provide that if the adjournment or adjournments are for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Vote Required

To be approved, the proposal to adjourn and postpone the annual meeting requires the requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon whether or not a quorum is present.

Board Recommendation

The Board recommends that stockholders vote “for” the proposal to authorize the Board of Directors to adjourn and postpone the annual meeting of stockholders to allow time for the further solicitation of proxies.

OTHER INFORMATION

Submission of Stockholder Proposals for the 2016 Annual Meeting of Stockholders

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2017 annual meeting of stockholders (the “2016 Annual Meeting”), pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received at our principal executive and administrative offices not later than [________], 2017, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Under the Company’s Bylaws, stockholders who wish to submit a proposal at the 2017 Annual Meeting, other than one that will be included in our proxy statement, including director nominations, must notify us between February 21, 2017, and March 23, 2017. If the date of the 2017 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2016 annual meeting, a stockholder’s notice of a proposal will be timely if we receive it not earlier than the opening of business on the 120th day before the 2017 Annual Meeting and not later than the later of the close of business on the 90th day before the 2017 Annual Meeting or the 10th day following the day on which we publicly announce the date of the 2017 Annual Meeting. If a stockholder who wishes to present a proposal fails to notify us by [________], 2017, and such proposal is brought before the 2016 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2016 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals our principal executive and administrative offices at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001, Attention: Corporate Secretary.

Annual Report and Other Matters

Our Annual Report on Form 10-K for the year ended December 31, 2015, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s Secretary at our principal executive and administrative offices set forth in this proxy statement.

INCORPORATED BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the section of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

OTHER MATTERS

We know of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: [________], 2016

ANNUAL MEETING OF STOCKHOLDERS OF

RMG NETWORKS HOLDING CORPORATION

June 21, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, and Proxy Card are available at: www.rmgnetworks.com

Please sign, date, and mail your proxy card in the envelope provided promptly.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS: 1, 2, 3, 4, 5 AND 6

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert Michelson or Jana Bell, individually, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of the Company 15301 Dallas Parkway, Suite 500, Addison, Texas 75001on June 21, 2016 at 10:00 a.m. Central Time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1.	ELECTION OF DIRECTORS:		NOMINEES:

	☐	FOR ALL NOMINEES	☐	Gregory H. Sachs
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Jonathan Trutter
	☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

			For	Against	Abstain

2.	Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate		☐	☐	☐
of Incorporation to effect a reverse stock split at a ratio of 1:2, 1:3, 1:4 or 1:5.

3.	Advisory vote on the compensation of the Company’s named executive officers (“say-on-pay”).		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

			For	Against	Abstain

5.	Approval of the ratification of Whitley Penn LLP as the independent registered public accounting firm		☐	☐	☐
of the Company for the fiscal year ending December 31, 2016.

6.	Approval to authorize the Board of Directors to adjourn and postpone the annual meeting to a later		☐	☐	☐
date or dates.

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Signature of Stockholder	Date

Signature of Stockholder	Date

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.